Exhibit 99.1

  APOLLO MEDICAL HOLDINGS ANNOUNCES SIGNING OF AGREEMENTS WITH

INDEPENDENT PRACTICE ASSOCIATION AND PROFESSIONAL MEDICAL CORPORATION

AND REPORTS RESULTS OF THE FIRST QUARTER OF 2019

Effect of transactions is expected to more fully integrate the financial results of

Allied Physicians of California

with Apollo Medical Holdings

Alhambra, CA – (PR Newswire) – May 13, 2019 – Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) (NASDAQ: AMEH), an integrated population health management company, today announced the consolidated financial results for the quarter ended March 31, 2019, and reported that it has entered into a series of agreements with an affiliated independent practice association and an affiliated professional medical corporation, the effect of which is expected to more fully integrate the financial results of one of its variable interest entities into the financial results attributable to ApolloMed.

Transaction Agreements

On May 10, 2019, ApolloMed entered into a series of agreements with two of its affiliates, AP-AMH Medical Corporation, a California professional medical corporation (“AP-AMH”), and Allied Physicians of California, a Professional Medical Corporation, a California professional medical corporation d.b.a. Allied Pacific of California IPA (“APC”). APC is a variable interest entity (“VIE”) of the Company. AP-AMH is a newly formed entity whose sole shareholder is Thomas Lam, M.D., ApolloMed’s Chief Executive Officer. The transactions contemplated by the transaction agreements, all of which are interrelated and are required to close concurrently, include the following:

•

The Company has agreed to lend AP-AMH $545,000,000 pursuant to a ten-year secured loan agreement. The loan will bear interest at a rate of 10% per annum simple interest, will not be prepayable (except in certain limited circumstances), will require quarterly payments of interest only, and will be secured by a first priority security interest in all of AP-AMH’s assets, including the shares of APC Series A Preferred Stock to be acquired by AP-AMH. To the extent that AP-AMH is unable to make any interest payment when due because it has received dividends on the APC Series A Preferred Stock insufficient to pay in full such interest payment, then the outstanding principal amount of the loan will be increased by the amount of any such accrued but unpaid interest, and any such increased principal amounts will bear interest at the rate of 10.75% per annum simple interest.

•

AP-AMH has agreed to purchase $545,000,000 of Series A Preferred Stock to be issued by APC to AP-AMH. Under the terms of the Series A Preferred Stock, AP-AMH is entitled to receive preferential, cumulative dividends that accrue on a daily basis and that are equal to the sum of (A) APC’s net income from healthcare services, plus (B) any dividends received by APC from certain of APC’s affiliated entities, less (C) any retained amounts.

•

APC has agreed to purchase $300,000,000 of the Company’s common stock. The Company has agreed to grant APC certain registration rights with respect to the Company’s common stock that APC purchases, and APC agreed to restrict its voting powers with respect to its shares.

•	The Company agreed to license certain of its trademarks to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH. The license fee is payable out of any Series A Preferred Stock dividends received by AP-AMH from APC.

•	Through its subsidiary, the Company has agreed to provide certain administrative services to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH. The administrative fee also is payable out of any APC Series A Preferred Stock dividends received by AP-AMH from APC.

The closing of the foregoing transactions is currently expected to occur in the third quarter and is subject to, in addition to customary closing conditions, the receipt by each of the Company and APC of a fairness opinion from their respective financial advisors, the Company having obtained a loan to provide funds in an amount sufficient to allow the Company to fund its loan to AP-AMH, AP-AMH having completed its due diligence of APC, and the Company having completed a tax analysis of the foregoing transactions, with the results of that analysis being satisfactory to the Company.

Financial Summary for the Quarter Ended March 31, 2019 compared to the Quarter Ended March 31, 2018:

▪	Total revenue of $95.8 million for the quarter ended March 31, 2019 as compared to total revenue of $123.9 million for the quarter ended March 31, 2018, a decrease of 23%.

▪	Loss from operations of $3.3 million for the quarter ended March 31, 2019 as compared to income from operations of $22.7 million for the quarter ended March 31, 2018.

▪	Net income attributable to Apollo Medical Holdings, Inc. of $0.1 million for the quarter ended March 31, 2019 as compared to net income of $2.2 million for the quarter ended March 31, 2018, a decrease of 95%.
▪	As of March 31, 2019, the Company had total assets of $520.9 million, including cash and cash equivalents of $93.0 million.

“Our 2019 outlook remains positive despite the decrease in both revenue and profitability for the quarter ended March 31, 2019. Our revenues were impacted by a technical issue in the payment and processing systems of one of our payors. Unfortunately, the payor’s issues resulted in a decrease in our revenue of approximately $14.6 million for the quarter ended March 31, 2019, compared to payments we received from that payor in the quarter ended March 31, 2018. The payor’s issues have now been remediated and, as of April 1, 2019, that payor has commenced making monthly payments to us of approximately $8.3 million, compared to monthly payments of $7.3 million made by that payor in 2018,” said Kenneth Sim, M.D., Executive Chairman of ApolloMed. Dr. Sim further noted, “During the quarter ended March 31, 2019, APC made an investment in its physicians in the form of performance based and retention bonuses totaling $10 million.”

“The United States healthcare system is undergoing a seismic shift towards population-based primary care models and we are well-positioned with our physicians to capitalize on this shift by providing high-quality medical care, population health management, and care coordination for patients,” stated Dr. Sim. “Healthcare has a critical need to transition from a volume-based approach to a value-based approach, which is less about fee-for-service and more about collaboration and prevention. As we move forward in 2019, we are focused on external growth through the continuous evaluation of our acquisitions pipeline and on internal growth through our continued investments in talent and infrastructure. We also continue to evaluate financing alternatives in the debt and equity capital markets to fund our growth. Demonstrating our continued commitment to the growth of our company, we are proud to announce the signing of a series of agreements, the effect of which is to more fully integrate the financial results of APC with ApolloMed in future periods.”

For more details on ApolloMed’s March 31, 2019 quarter end results, please refer to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities Exchange Commission on May 10, 2019 and accessible at www.sec.gov.

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2019	December 31, 2018

Assets

Current assets
Cash and cash equivalents	$93,007,780	$106,891,503
Investment in marketable securities	1,143,006	1,127,102
Receivables, net	6,640,236	7,127,217
Receivables, net – related parties	55,888,846	49,328,739
Other receivables	12,247,776	1,003,133
Prepaid expenses and other current assets	7,984,419	7,385,098

Total current assets	176,912,063	172,862,792

Noncurrent assets
Land, property and equipment, net	12,332,342	12,721,082
Intangible assets, net	83,056,658	86,875,883
Goodwill	185,805,880	185,805,880
Loans receivable – related parties	17,500,000	17,500,000
Investment in other entities – equity method	34,027,323	34,876,980
Investment in a privately held entity that does not report net asset value per share	405,000	405,000
Restricted cash	740,212	745,470
Right-of-use assets	8,528,159	-
Other assets	1,551,359	1,205,962

Total noncurrent assets	343,946,933	340,136,257

Total assets	$520,858,996	$512,999,049

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(UNAUDITED)

	March 31, 2019	December 31, 2018

Liabilities, Mezzanine Equity and Stockholders’ Equity

Current liabilities

Accounts payable and accrued expenses	$47,654,471	$25,075,489
Fiduciary accounts payable	2,084,926	1,538,598
Medical liabilities	23,265,865	33,641,701
Income taxes payable	12,831,839	11,621,861
Bank loan	-	40,257
Finance lease obligation	101,741	101,741
Lease liabilities	2,461,924	-

Total current liabilities	88,400,766	72,019,647

Noncurrent liabilities
Lines of credit – related party	13,000,000	13,000,000
Deferred tax liability	16,992,790	19,615,935
Liability for unissued equity shares	1,185,025	1,185,025
Finance lease obligation	492,110	517,261
Lease liabilities	5,977,145	-

Total noncurrent liabilities	37,647,070	34,318,221

Total liabilities	126,047,836	106,337,868

Mezzanine equity
Noncontrolling interest in Allied Pacific of California IPA (“APC”)	212,434,390	225,117,029

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	-	-
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	-	-
Common stock, par value $0.001; 100,000,000 shares authorized, 34,503,704 and 34,578,040 shares outstanding, excluding 1,944,054 and 1,850,603 treasury shares, at March 31, 2019 and December 31, 2018, respectively	34,504	34,578
Additional paid-in capital	163,005,851	162,723,051
Retained earnings	17,927,867	17,788,203
	180,968,222	180,545,832

Noncontrolling interest	1,408,548	998,320

Total stockholders’ equity	182,376,770	181,544,152

Total liabilities, mezzanine equity and stockholders’ equity	$520,858,996	$512,999,049

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Revenue
Capitation, net	$71,516,778	$85,905,284
Risk pool settlements and incentives	10,093,841	17,986,736
Management fee income	8,996,600	12,074,572
Fee-for-service, net	4,080,674	6,236,628
Other income	1,069,278	1,720,026

Total revenue	95,757,171	123,923,246

Operating expenses
Cost of services	83,432,474	84,614,686
General and administrative expenses	10,263,960	11,301,237
Depreciation and amortization	4,417,581	5,058,512
Provision for doubtful accounts	951,014	247,102

Total expenses	99,065,029	101,221,537

(Loss) income from operations	(3,307,858)	22,701,709

Other income (expense)
Loss from equity method investments	(849,657)	(28,024)
Interest expense	(210,979)	(85,001)
Interest income	323,008	269,818
Other income	187,116	87,993

Total other (expense) income, net	(550,512)	244,786

(Loss) income before (benefit from) provision for income taxes	(3,858,370)	22,946,495

(Benefit from) provision for income taxes	(1,408,241)	7,228,840

Net (loss) income	(2,450,129)	15,717,655

Net (loss) income attributable to noncontrolling interest	(2,589,793)	13,557,200

Net income attributable to Apollo Medical Holdings, Inc.	$139,664	$2,160,455

Earnings per share – basic	$0.00	$0.07

Earnings per share – diluted	$0.00	$0.06

Weighted average shares of common stock outstanding-basic	34,496,622	32,421,467

Weighted average shares of common stock outstanding – diluted	38,074,174	38,098,373

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent equity ownership interests (including certain VIEs) in the Company’s consolidated entities. The amount of net (loss) income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 480,212 shares of ApolloMed’s common stock to be issued as part of the merger (the “Merger”) involving ApolloMed and Network Medical Management (“NMM”) in 2017 are subject to ApolloMed receiving from those former NMM shareholders a properly completed letter of transmittal (and related exhibits) before such former NMM shareholders may receive their pro rata portion of ApolloMed common stock and warrants. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the Merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given that the receipt of the letter of transmittal is considered perfunctory and the Company is legally obligated to issue these shares under the terms of the Merger.

APC, a VIE of the Company, owns 1,775,561 shares of ApolloMed’s common stock that are legally issued and outstanding but are excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated independent practice associations (“IPAs”) and management services organizations (“MSOs”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes NMM (an MSO), Apollo Medical Management (an MSO), ApolloMed Hospitalists, APA ACO (the company’s NGACO), Allied Physicians of California (an IPA) and Apollo Care Connect (the company’s Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s continued growth and positive outlook, the ability of the parties to complete the various transactions with AP-AMH Medical Corporation and Allied Physicians of California, including the Company’s ability to raise the funding necessary to consummate these proposed transactions, the financial benefits expected to be received from the AP-AMH and APC transactions, the Company’s ability to deliver sustainable long-term value, its ability to respond to the changing environment, operational focus, strategic growth plans, the receipt of future payments from its payors, and its ability to make future acquisitions. Forward-looking statements may be identified by the use of forward-looking terms such as “anticipate,” “could,” “can,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “intend,” “continue,” “target,” “seek,” “will,” “would,” and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2019.

FOR MORE INFORMATION, PLEASE CONTACT:

Eric Chin
Chief Financial Officer
Apollo Medical Holdings, Inc.
(626) 943-6008
Eric.Chin@nmm.cc